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                                                    Exhibit F




                             JOINT FILING AGREEMENT


                   This will confirm the agreement by and among all of the undersigned that the Statement on Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, $1.00 par value per share, of Petrie Stores Corporation, a New York corporation (the "Statement"), is being filed on behalf of each of the un-dersigned.

                   Each of the undersigned hereby acknowledges that pur-suant to Rule 13d-1(f)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not re-sponsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                   This Agreement may be executed in one or more coun-terparts by each of the undersigned, and each of which, taken together, shall constitute but one and the same instrument.


         Date: August 31, 1994


                                            WP INVESTORS, INC.


                                            By:/s/Reuben S. Leibowitz
                                            Name:Reuben S. Leibowitz
                                            Title: Vice President


                                            WARBURG, PINCUS
                                            INVESTORS, L.P.

                                            By: Warburg, Pincus & Co.,
                                             its general partner

                                            By: /s/ Reuben S. Leibowitz
                                            Name:  Reuben S. Leibowitz
                                            Title: Partner




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                                            WARBURG, PINCUS & CO.
                                            By: /s/ Reuben S. Leibowitz
                                            Name:  Reuben S. Leibowitz
                                            Title: Partner


                                            TOYS "R" US, INC.
                                            By:/s/Louis Lipschitz
                                            Name: Louis Lipschitz
                                            Title: Senior Vice President
                                            -- Finance and Chief Finan-
                                            cial Officer







































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